UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2018

CNL Healthcare Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, CNL Healthcare Properties, Inc. (the “Company”), together with certain of its subsidiaries party thereto, is party to a First Amended and Restated Property Management and Leasing Agreement dated June 28, 2012 (as amended from time to time, the “Property Management Agreement”), with CNL Healthcare Manager Corp., the Company’s property manager (the “Property Manager”), an affiliate of the Company’s advisor, CNL Healthcare Corp. (the “Advisor”). The Property Management Agreement provides that the Property Manager will undertake certain management, leasing and oversight activities on behalf of the Company and its property-owning subsidiaries in consideration for the fees and expense reimbursements set forth in the Property Management Agreement. The Property Management Agreement has a term of six years and expires on June 28, 2018 and is automatically extended for a subsequent six-year period unless either the Company or the Property Manager provides notice of its intention to terminate the Agreement or in certain other circumstances.

On April 3, 2018, the Company and the Property Manager agreed that the Property Management Agreement would expire on its stated termination date of June 28, 2018 and not be extended for a subsequent six-year term. Such determination was taken in part due to the Company’s having substantially completed its acquisition, lease-up and development stages and having reached the maturation phase of the Company’s lifecycle, thus diminishing the need for the services provided by the Property Manager. The Company and the Property Manager anticipate that after termination of the Property Management Agreement, the duties undertaken by the Property Manager will thereafter be performed by the Advisor. As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, the Company paid the Property Manager fees of $4.8 million and $5.1 million for the years ended December 31, 2017 and December 31, 2016, respectively. No early termination fees or penalties are payable by the Company to the Property Manager in connection with the expiration of the Property Management Agreement.

In addition, at a meeting of the Board of Directors of the Company held on April 3, 2018, the Board of Directors, including all of the independent directors, unanimously approved the extension of the Advisory Agreement, dated June 8, 2011, among the Company, the Company’s operating partnership and the Advisor, for an additional one-year term ending June 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HEALTHCARE PROPERTIES, INC. a Maryland corporation

Dated: April 9, 2018	By:	/s/ Stephen H. Mauldin
Stephen H. Mauldin
Chief Executive Officer and President